Exhibit 8.2
2 December, 2005

Platinum Underwriters Holdings, Ltd.	DIRECT LINE: 441-299 4982
The Belvedere Building	E-MAIL: mvward@cdp.bm
2nd Floor	OUR REF: MVW/hig/corpdocs160714
69 Pitts Bay Road	YOUR REF:
Pembroke HM 08
Dear Sirs:
Platinum Underwriters Holdings, Ltd. (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with: (i) a registration statement on form S-3 (Registration No. 333-113823) and (ii) a registration statement on form S-3 (Registration No. 333-129182), as declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on 5 April, 2004 and 8 November, 2005, respectively, (together the “Registration Statements”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) each Registration Statement relating to the registration under the U.S. Securities Act of 1933, as amended, relating to the registration under the U.S. Securities Act of 1933, as amended, of an aggregate of 7,267,750 common shares, par value US$0.01 each, of which 3,316,750 common shares, par value US$0.01 each are being offered by the Company and 3,960,000 common shares, par value US$0.01 each are being offered by the selling shareholder of the Company (the “Selling Shareholder”) together with an additional 1,091,513 common shares, par value US$0.01 each subject to an over-allotment option granted to the underwriters by the Company and the Selling Shareholders (the “Common Shares”).
For the purposes of giving this opinion, we have examined a copy of the Registration Statements. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 26 November, 2005, copies of resolutions from meetings of the board of directors of the Company held on 21 November, 2005 and meetings of the pricing committee held on 30 November, 2005 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of the Common Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) that at the time the Common Shares are issued, shares of the Company will be listed on the New York Stock Exchange.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Certain Tax Considerations — Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland — Bermuda Taxation” and “Certain Tax Considerations — Taxation of Shareholders — Bermuda Taxation” in the prospectus supplement relating to the sale of Common Shares by the Company and the Selling Shareholder dated 1 December, 2005 forming part of the Registration Statements, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the references to our firm under the caption “Legal Matters” in the prospectus supplement dated 1 December, 2005 forming part of the Registration Statements. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully
/s/ CONYERS DILL & PEARMAN
CONYERS DILL & PEARMAN